UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

AJB Loan

The Crypto Company (the “Company”) borrowed funds pursuant to the terms of a Securities Purchase Agreement (the “AJB SPA”) entered into with AJB Capital Investments, LLC (“AJB”), and issued a Promissory Note in the principal amount of $68,000 (the “AJB Note”) to AJB in a private transaction for a purchase price of $61,200, each executed as of June 7, 2024. In connection with the sale of the AJB Note, the Company also paid certain fees and expenses of AJB. After payment of the fees and expenses, the net proceeds to the Company were $55,000, which will be used for working capital, to fund potential acquisitions or other forms of strategic relationships, and other general corporate purposes.

The maturity date of the AJB Note is December 1, 2024. The AJB Note bears interest at a rate of twelve percent (12%) per calendar year from the date of issuance. The interest shall accrue on a monthly basis and is payable on the maturity date or upon acceleration or by prepayment or otherwise. The Company may prepay the AJB Note at any time without penalty. Under the terms of the AJB Note, the Company may not issue additional debt that is not subordinate to AJB, must comply with the Company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the Company’s common stock on the OTC Market or other exchange, among other restrictions and requirements. The Company’s failure to make required payments under the AJB Note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the AJB SPA or AJB Note, the AJB Note will bear interest at the lesser of 18% per annum or the maximum amount permitted under law, AJB may immediately accelerate the AJB Note due date, AJB may convert the amount outstanding under the AJB Note into shares of Company common stock at a discount to the market price of the stock, and AJB will be entitled to its costs of collection, among other penalties and remedies.

The Company provided various representations, warranties, and covenants to AJB in the AJB SPA. The Company’s breach of any representation or warranty, or failure to comply with the covenants would constitute an event of default.

The Company also entered into a Security Agreement with AJB pursuant to which the Company granted to AJB a security interest in substantially all of the Company’s assets to secure the Company’s obligations under the AJB SPA and AJB Note.

The foregoing descriptions of the AJB SPA, AJB Note, and Security Agreement do not purport to be complete and are qualified in their entirety by the full text of the forms of the AJB SPA, AJB Note, and Security Agreement which will be filed as exhibits to a subsequent current, quarterly, or annual report to be filed by the Company.

The offer and sale of the AJB Note was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Settlement and Release Agreement

On June 7, 2024, the Company entered into a Settlement and Release Agreement, by and between AllFi Technologies, Inc., a Delaware corporation and subsidiary of the Company (“AllFi Technologies”), AllFi Holdings LLC, a Wyoming limited liability company (“AllFi Holdings”) and the Company (the “Settlement Agreement”), pursuant to which the Company, AllFi Technologies and AllFi Holdings agree: (i) to sell all of the issued and outstanding stock of AllFi Technologies to AllFi Holdings, pursuant to the terms of that certain Stock Purchase Agreement entered into on June 7, 2024 by and between AllFi Technologies and AllFi Holdings, and (ii) for AllFi Holdings to forfeit, transfer and assign back to the Company (a) the 22,104,583 shares of the Company’s common stock acquired through the Subscription Agreement dated as of October 2, 2023 by and between AllFi Holdings and AllFi Technologies (“Subscription Agreement I”) and that Subscription Agreement dated as of October 7, 2023 by and between AllFi Holdings and the Company (“Subscription Agreement II”), and (b) any other previously agreed upon future interest in the Company that AllFi Holdings may have been eligible to receive under either Subscription Agreement I or Subscription Agreement II, pursuant to the terms of that certain Contribution and Assignment Agreement entered into on June 7, 2024 by and between the Company, AllFi Technologies and AllFi Holdings (as described below).

The Settlement Agreement contains customary representations, warranties and covenants of each of the parties thereto.

Contribution and Assignment Agreement

On June 7, 2024, the Company entered into a Contribution and Assignment Agreement, by and between the Company, AllFi Technologies, and AllFi Holdings (the “Contribution Agreement”), pursuant to which the Company, AllFi Technologies and AllFi Holdings agree: (i) to sell all of the issued and outstanding stock of AllFi Technologies to AllFi Holdings, pursuant to the terms of that certain Stock Purchase Agreement entered into on June 7, 2024 by and between AllFi Technologies and AllFi Holdings (as described below), and (ii) for AllFi Holdings to forfeit, transfer and assign back to the Company (a) the 22,104,583 shares of the Company’s common stock acquired through Subscription Agreement I and Subscription Agreement II, and (b) any other previously agreed upon future interest in the Company that AllFi Holdings may have been eligible to receive under either Subscription Agreement I or Subscription Agreement II.

Sale of Subsidiary AllFi Technologies, Inc.

On June 7, 2024, the Company completed the sale of AllFi Technologies, Inc., a majority owned subsidiary of the Company. Under the terms of the Stock Purchase Agreement, entered into on June 7, 2024, by and between AllFi Technologies and AllFi Holdings (the “Stock Purchase Agreement”), AllFi Holdings purchased all of the issued and outstanding shares of common stock of the Company’s subsidiary, AllFi Technologies.

The foregoing descriptions of the Settlement Agreement, the Contribution Agreement, and the Stock Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreements filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 relating to the AJB Note and SPA is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On June 7, 2024, the Company issued a press release announcing the sale of AllFi Technologies, Inc. as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
10.1	Settlement and Release Agreement by and between AllFi Technologies, AllFi Holdings LLC, and the Company.
10.2	Contribution and Assignment Agreement by and between the Company, AllFi Technologies, and AllFi Holdings.
10.3	Stock Purchase Agreement by and between AllFi Technologies and AllFi Holdings.
99.1	Press Release dated June 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: June 10, 2024
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary